Execution Copy

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is made as of April 3, 2007 between Big Dog Holdings, Inc., a Delaware corporation (the “Company”), and the purchasers set forth on Exhibit B hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

WITNESSETH:

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, $18,500,000 aggregate principal amount of 8.375% Convertible Notes due 2012, initially convertible into an aggregate of 1,027,777 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to promissory notes in the form attached hereto as Exhibit A (the “Notes”) in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, and pursuant to the terms of this Agreement; the private placement described in this recital is referred to herein as the “Offering”. This Agreement and the Notes, and any other documents or agreements executed in connection with the transactions contemplated hereunder, are referred to herein as the “Transaction Documents”.

WHEREAS, the Company desires to sell to each Purchaser, and each Purchaser desires to purchase from the Company, the principal amount of Notes set forth on Exhibit B opposite the name of each Purchaser; and

WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the transactions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.	Authorization and Sale of the Notes.

(a)    Subject to the terms and conditions set forth in this Agreement, the Company has authorized the sale of the Notes to accredited investors (as defined in the Securities Act) in accordance with Rule 506 under the Securities Act.

(b)    The completion of the purchase and sale of the Notes (the “Closing”) shall occur on the date of this Agreement (the “Closing Date”). At the Closing, the Company shall deliver to each Purchaser one or more Notes representing the aggregate principal amount set forth such Purchaser’s name on Exhibit B hereto, each such Note to be recorded in the name of the applicable Purchaser or, if so indicated on the signature page hereto, in the name of a nominee designated by each Purchaser.

Section 2.	Conditions to Closing.

(a)    Condition to Company’s Obligations. The Company’s obligation to issue the Notes to the Purchasers shall be subject to the following conditions, any one or more of which may be waived by the Company:

1.
receipt by the Company of a wire transfer of funds to an account designated by the Company in the full amount of the purchase price for all of the Notes being purchased hereunder as set forth on Exhibit B;

2.
the representations and warranties of the Purchasers set forth herein shall be true and correct as of the Closing Date in all respects (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date);

3.	receipt by the Company of a subordination agreement in favor of Wells Fargo in substantially the form of Exhibit E; and

4.	the satisfaction of the undertakings of the Purchasers to be fulfilled prior to the Closing.

(b)    Conditions to Purchasers’ Obligations. The Purchasers’ obligations to purchase the Notes shall be subject to the following conditions:

1.
the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all respects (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date);

2.	the Company shall have satisfied the undertakings to be fulfilled by the Company prior to Closing;

3.	payment for the costs, expenses and filing fees identified in Section 24; and

4.
each Purchaser shall have received such documents as each Purchaser shall reasonably have requested, including without limitation a standard opinion of Company counsel as to the matters set forth in the form attached as Exhibit C hereto, including without limitation as to exemption from the registration requirements of the Securities Act of the sale of the Notes and the conversion of the Notes into Shares.

Section 3.    Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, each Purchaser, as follows:

(a)    Organization. The Company and each of its “Subsidiaries” (as defined in Rule 405 under the Securities Act) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries has full corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-K (the “Exchange Act Documents”) and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business, properties or operations of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(b)    Due Authorization and Valid Issuance. The Company has all corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents, and the Transaction Documents have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes being purchased by each Purchaser hereunder and the Shares issuable upon conversion of, or in satisfaction of the obligation to make certain interest payments on, the Notes are duly authorized and will, upon issuance and payment therefor pursuant to the terms hereof and thereof, be validly issued, fully-paid and nonassessable.

(c)    Non-Contravention. The execution and delivery of the Transaction Documents, the issuance and sale of the Notes under this Agreement, the issuance of the Shares under the Notes, the fulfillment of the terms of the Transaction Documents, and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter or by-laws of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject except for any such creation or imposition which is not reasonably likely to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person (including, without limitation, the stockholders of the Company) is required for the execution and delivery of the Transaction Documents, the valid issuance and sale of the Notes to be sold pursuant to the Agreements and the valid issuance of the Shares under the Notes, other than such as have been made or obtained, and except for post-closing securities filings or notifications required to be made under federal or state securities laws.

(d)	Capitalization.

1.
The capitalization of the Company as of September 30, 2006 is as set forth in the most recent applicable Exchange Act Documents, increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the Exchange Act Documents, or (ii) outstanding warrants, options or other securities disclosed in the Exchange Act Documents. The Notes to be sold pursuant to the Transaction Documents have been duly authorized, and when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable. The Shares have been duly authorized and, when issued pursuant to the terms of the Notes, the Shares will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

2.
Except as set forth on Schedule 3(d)2, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

3.
Other than with respect to the registration procedures set forth in Section 7 hereof, and without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Notes and Shares or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Notes and the Shares, including under Nasdaq rules. The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in Schedule 3(d)3. Except as set forth on Schedule 3(d)3, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(e)    Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject that is required to be disclosed in an Exchange Act Documents and not so disclosed.

(f)    No Violations. Except as disclosed in the Exchange Act Documents, neither the Company nor any Subsidiary is (i) in violation of its charter, bylaws, or other organizational document, or (ii) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or (iii) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect.

(g)    Environmental Matters. To the Company’s knowledge, the Company and its Subsidiaries are and have been in compliance in all material respects with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company or its Subsidiaries in violation of any Environmental Laws; (c) there have been no Hazardous Substances generated by the Company or its Subsidiaries that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company or its Subsidiaries, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments. For purposes of this Section 3(g), “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

(h)    Governmental Permits, Etc. With the exception of the matters which are disclosed in the Exchange Act Documents or described in Sections 3(a), 3(n), 3(o) and 3(p) hereof, each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted as described in the Exchange Act Documents except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

(i)    Intellectual Property. Except as specifically set forth on Schedule 3(i), (i) each of the Company and its Subsidiaries owns or possesses sufficient rights to conduct its business as currently conducted in the ordinary course, including, without limitation, rights to use all material patents, patent rights, industry standards, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how described or referred to in Schedule 3(i) as owned or possessed by it or that are necessary for the conduct of its business as now conducted (collectively, “Intellectual Property”) except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries is infringing, or has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company or of any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect.

(j)    Financial Statements. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified except that the unaudited interim financial statements were or are subject to normal year-end adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (“SEC”) on Form 10-Q under the Exchange Act and except as disclosed in the Exchange Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company.

(k)    No Material Adverse Change. Except as disclosed in the Exchange Act Documents, since September 30, 2006, there has not been (i) any event which has had, or would be reasonably expected to have, a Material Adverse Effect; (ii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has had a Material Adverse Effect.

(l)    Disclosure. The representations and warranties of the Company contained in this Section 3 as of the date hereof and as of the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except with respect to the material terms and conditions of the transaction contemplated by the Transaction Documents, which shall be publicly disclosed by the Company pursuant to Section 21 hereof, the Company confirms that neither it nor any person acting on its behalf has provided each Purchaser with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that each Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

(m)    NASDAQ Compliance. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq Stock Market, Inc. Global Market (the “Nasdaq National Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. (“NASD”) is contemplating terminating such registration or listing. The Company is in compliance with all applicable Nasdaq maintenance requirements and corporate governance requirements for continuing listing on Nasdaq National Market. The issuance by the Company of the Notes and the Shares shall not have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market.

(n)    Reporting Status. The Company is eligible to use Form S-3 to register the Shares to be offered for the account of each Purchaser, subject to SEC interpretation and limitation as to the number of Shares which may be included in a re-sale registration statement on Form S-3. The Exchange Act Documents, as of their respective dates and as of the Closing Date, do not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading. The following documents complied as to form in all material respects with the SEC’s requirements as of their respective filing dates:

1.	the Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

2.	all other documents, if any, filed by the Company with the SEC during the one-year period preceding the date of this Agreement pursuant to the reporting requirements of the Exchange Act.

(o)    NASDAQ Listing. The Company shall comply with all requirements of the NASD and SEC with respect to the issuance of the Notes and the Shares, and the listing of the Shares on the Nasdaq National Market. The Company will promptly seek to list all of the Shares on the Nasdaq National Market.

(p)    No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Notes or the Shares.

(q)    Company not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). To the knowledge of the Company, the Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(r)	Foreign Corrupt Practices; Embargoed Person.

1.
Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.
None of the funds or other assets of the Company constitute or shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person with whom U.S. persons are restricted from engaging in financial or other transactions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Shares are or would be in violation of law; (ii) no Embargoed Person has or shall have any interest of any nature whatsoever in the Company with the result that the investments evidenced by the Shares are or would be in violation of law; and (iii) none of the funds of the Company are or shall be derived from any unlawful activity with the result that the investments evidenced by the Notes are or would be in violation of law; provided, that with respect to the covenants contained in this Section 3(s)2, the Company may assume that the Purchasers are not Embargoed Persons. The Company certifies that, to the Company’s knowledge, the Company has not been designated, and is not owned or controlled, by an Embargoed Person.

(s)    Accountants. To the Company’s knowledge, Singer Lewak Greenbaum & Goldstein LLP are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

(t)    Contracts. The contracts described in the Exchange Act Documents that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which breach or default would have a Material Adverse Effect. The Company has filed with the SEC all contracts and agreements required to be filed by the Exchange Act.

(u)    Taxes. Except as such would not have a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns when due (or obtained appropriate extensions for filing) and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

(v)    Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Notes to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with. Upon the issuance of the Shares pursuant to the Notes, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection therewith will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(w)    Private Offering; No General Solicitation. Assuming the correctness of the representations and warranties of each Purchaser, set forth in Section 4 hereof, and of the Placement Agent, set forth in a certificate to the Company and its counsel in connection herewith, the offer and sale of Notes hereunder is, and the issuance of the Shares under the Notes will be, exempt from registration under the Securities Act. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with this Offering and sale of the Notes other than the Transaction Documents. The Company has not in the past nor will it hereafter take any action independent of the placement agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Notes as contemplated by this Agreement, or the issuance of the Shares pursuant to the Notes, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act. Neither the Company nor any person acting on behalf of the Company (other than the Placement Agent, as to whom the Company makes no representation or warranty) has offered or sold any of the Notes by any form of general solicitation or general advertising. The Company has offered the Notes for sale only to each Purchaser and certain other accredited investors within the meaning of Rule 501 under the Securities Act. The Company has no intention of making, and will not make, an offer or sale of any securities, for a period of six months after the date of this Agreement, which would be required to be integrated into this Offering in a manner that would require the registration under the Securities Act of any of the Notes or the Shares, except for the offering of Notes as contemplated by the Agreements.

(x)    Controls and Procedures. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established and maintains an effective system of internal control over financial reporting (as such term is defined in the Exchange Act ) regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the issuer; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the issuer; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the issuer’s assets that could have a material adverse effect on the financial statements. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the applicable Exchange Act Documents their conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by such Exchange Act Documents based on such evaluation. Since the last such evaluation date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, and no significant deficiencies or material weaknesses in internal controls over financial reporting, or other factors that could significantly affect the Company’s internal control over financial reporting, have been identified.

(y)    Transactions With Affiliates. Except as set forth on Schedule 3(y) or as contemplated in this Agreement, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (i) for payment of salary for services rendered and for bonus payments; (ii) reimbursements for reasonable expenses incurred on behalf of the Company; (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and (iv) obligations listed in the Company’s financial statements. Except as described above or on Schedule 3(y), none of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $120,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth in any Exchange Act Documents, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

(z)    No Registration Rights. Except as set forth on Schedule 3(z), no person has the right, which right has not been waived, to require the Company or any Subsidiary to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the SEC or the issuance and sale of the Notes or the Shares.

(aa)   Margin Securities. Neither the Company nor any of the Subsidiaries owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Notes to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(bb)   Assets; Solvency. The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, and any real property and buildings leased by the Company or such Subsidiaries are held under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries. The fair saleable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of its existing debts and other known liabilities (including known contingent liabilities) as they mature; the Company does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature; and upon the issuance of the Notes, the fair salable value of the assets of the Company will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including known contingent liabilities) as they mature.

Section 4.    Representations, Warranties and Covenants of each Purchaser. Each Purchaser, severally and not jointly, represents and warrants to, and covenants with, the Company that:

(a)    Such Purchaser is an accredited investor as defined in Rule 501 under the Securities Act.

(b)    The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Purchaser and this Agreement has been duly executed and delivered and constitutes the valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)    The Notes and Shares to be purchased by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Notes or Shares. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Notes or Shares for any period of time.

(d)    Purchaser acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Notes and Shares. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Purchaser to rely thereon.

(e)    Purchaser understands that the Notes and Shares that it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Purchaser represents that it understands the resale limitations imposed by the Act.

(f)    Legends. It is understood that the Notes and certificate or certificates for the Shares shall bear a legend reading substantially as follows:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, EXCEPT: (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO; OR (II) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

(g)    The Company acknowledges and agrees that such Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein or in the Accredited Investor Questionnaire.

(h)    It shall be a condition to any transfer of any Note that the proposed transferee shall have completed and delivered to the Company an “Accredited Investor Questionnaire” representing that such transferee is an accredited investor, and that each such transferee shall make each of the representations and warranties and shall comply with the Purchaser’s covenants set forth in this Section 4.

(i)    Short Sales and Confidentiality after the date hereof. Each Purchaser, severally and not jointly, covenants that neither it nor any affiliate acting on its behalf or pursuant to any understanding with it has engaged or will engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any short sales involving the Company’s securities) until 2 days after the date the transactions contemplated by this Agreement are first publicly announced as described in Section 21. Each Purchaser, severally and not jointly, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 21, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser acknowledges the SEC's position set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance, and such Purchaser will adhere to such position. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

(j)    The Purchaser understands that nothing in the Exchange Act Documents, this Agreement, the Note or any other materials presented to the Purchaser in connection with the purchase and sale of the Note and the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Note and the Shares.

(k)    Change of Control. The Purchaser covenants and agrees with the Company that it shall not sell the Shares to any Person, if as a result of such sale such Person would beneficially own on an as-converted basis more than twenty percent (20%) of the issued and outstanding Common Stock.

(l)    California Disclosure. The Purchaser acknowledges the following disclosure, which is set forth herein pursuant to Section 25102(a) of the California Corporate Securities Law of 1968 (provided that, subject to the accuracy of the Purchasers' representations and warranties to the Company, the Company represents that the sale of the Shares is so exempt):

THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Section 5.    Affirmative and Negative Covenants. The covenants and agreements set forth in Section 3 of each Note are hereby incorporated by reference into this Agreement.

Section 6.    Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein shall survive the execution of this Agreement, the delivery to each Purchaser of the Notes being purchased and the payment therefor until the expiration date of the Company’s obligation to keep the Registration Statement effective pursuant to Section 7(a)(3).

Section 7.    Registration of the Shares; Compliance with the Securities Act.

(a)	Registration Procedures and Other Matters. The Company shall:

1.
subject to Section 7(b), and subject to receipt of necessary information from the Purchaser after request from the Company to the Purchaser to provide such information, which request shall be mailed in accordance with Section 13 hereof no later than 5 business days after the Closing Date, prepare and file with the SEC, within 90 days after the Closing Date (the “Filing Date”), a registration statement on Form S-3 (the “Registration Statement”) to enable the resale of the Shares by each Purchaser from time to time through the automated quotation system of the Nasdaq National Market or in privately-negotiated transactions;

2.
subject to receipt of necessary information from the Purchaser after request from the Company to the Purchaser to provide such information, use its commercially reasonable efforts to cause the Registration Statement to become effective on or prior to the 180th day after the Closing Date (the “Required Effective Date”);

3.
use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Purchaser’s Shares, the earlier of (i) the date on which each Purchaser may sell all Shares then held by each Purchaser without restriction by the volume limitations of Rule 144 of the Securities Act, (ii) such time as all Shares issuable pursuant to the Notes have been sold pursuant to a registration statement, or (iii) such time as all Shares and Notes cease to be outstanding;

4.
furnish to each Purchaser with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses, preliminary Prospectuses and free writing prospectuses (as defined in Rule 405 under the Securities Act) in conformity with the requirements of the Securities Act and such other documents as each Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by each Purchaser; provided, however, that the obligation of the Company to deliver copies of Prospectuses, preliminary Prospectuses or free writing prospectuses to each Purchaser shall be subject to the receipt by the Company of reasonable assurances from each Purchaser that each Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses, preliminary Prospectuses or free writing prospectuses;

5.
file documents required of the Company for normal blue sky clearance in states specified in writing by each Purchaser and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7(a)(3); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

6.
bear all expenses in connection with the procedures in paragraph (1) through (5) of this Section 7(a) (other than underwriting discounts or commissions, brokers’ fees and similar selling expenses, and any other fees or expenses incurred by each Purchaser, including attorney fees of each Purchaser) and the registration of the Shares pursuant to the Registration Statement;

7.
advise each Purchaser, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

8.	provide a “Plan of Distribution” section of the Registration Statement substantially in the form attached hereto as Exhibit D.

(b)    Notwithstanding anything herein to the contrary, if the SEC prevents the Company from including any or all of the Shares on the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the Purchasers (a “Rule 415 Limitation”), the Registration Statement shall register the resale of a number of Shares which is equal to the maximum number of shares as is permitted by the SEC (the “Registration Cap”). In such event, the number of Shares to be registered for each Purchaser in the Registration Statement shall be reduced pro rata among all Purchasers. The failure to include any or all of the Shares in such Registration Statement shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use "commercially reasonable efforts" or "reasonable best efforts" as set forth above or elsewhere in this Agreement. With respect to Shares not included in the Registration Statement, the Company shall continue to use commercially reasonable efforts to register all such remaining Shares as promptly as possible, but if the SEC, by written or oral comment or otherwise, limits the Company’s ability to file, or prohibits or delays the filing of, a Registration Statement with respect to any or all the Shares which were not included in the initial Registration Statement (a “Subsequent Shelf Limitation”), it shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use “commercially reasonable efforts” or “reasonable best efforts” as set forth above or elsewhere in this Agreement.

Section 8.    Transfer of Shares After Registration; Suspension.

(a)    The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding each Purchaser or its plan of distribution.

(b)    Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide each Purchaser copies of any documents filed pursuant to Section 7(a) as each Purchaser may reasonably request; and (iii) inform each Purchaser that the Company has complied with its obligations in Section 7(a) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify each Purchaser to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Purchaser pursuant to Section 7(a) hereof when the amendment has become effective).

(c)    Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to each Purchaser (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, each Purchaser will refrain from selling any Shares pursuant to the Registration Statement (a “Suspension”) until each Purchaser’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after the delivery of a Suspension Notice to each Purchaser. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to each Purchaser, each Purchaser shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 8.

(d)    Notwithstanding the foregoing paragraphs of this Section 8, each Purchaser shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 45 days each in any twelve month period, unless, in the good faith judgment of the Company’s Board of Directors, upon the advice of counsel of the Company and, subject to the provisions of Section 9 below, the sale of Notes under the Registration Statement in reliance on this paragraph 8(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

(e)    Provided that a Suspension is not then in effect, each Purchaser may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to each Purchaser and to supply copies to any other parties requiring such Prospectuses.

Section 9.	Indemnification.

(a)    For the purpose of this Section 9: (i) the term “Selling Stockholder” means each Purchaser and any affiliate of such Purchaser; (ii) the term “Registration Statement” shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7; and (iii) the term “Untrue Statement” means any untrue statement or alleged untrue statement, or any omission or alleged omission to state in, the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)    The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages, liabilities, or expenses to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of the representations or warranties of the Company contained herein or failure to comply with the covenants and agreements of the Company contained herein, (ii) any Untrue Statement, or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended or supplemented from time to time, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time, or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 4 hereof respecting the sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the indemnifiable amounts provided for herein on demand as such expenses are incurred.

(c)    The Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure of each Purchaser to comply with the covenants and agreements contained in Section 4 hereof respecting the sale of the Notes or Shares, or (ii) any Untrue Statement if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of each Purchaser specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time, and each Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The Purchaser shall reimburse the Company or such officer, director or controlling person, as the case may be, for the indemnifiable amounts provided for herein on demand as such expenses are incurred. Notwithstanding the foregoing, each Purchaser’s aggregate obligation to indemnify the Company and such officers, directors and controlling persons shall be limited to the net amount received by each Purchaser from the sale of the Notes and Shares.

(d)    Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 9 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 9. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified person under subsection (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each Purchaser, as well as any other Selling Shareholders under such Registration Statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an Untrue Statement, whether the Untrue Statement relates to information supplied by the Company on the one hand or an Purchaser or other Selling Shareholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Untrue Statement. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if each Purchaser and other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), each Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by each Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such Untrue Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser’s obligations in this subsection to contribute shall be in proportion to its sale of Shares to which such loss relates and shall not be joint with any other Selling Shareholders.

(f)    The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 9, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 9, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 9 and further agree not to attempt to assert any such defense.

(g)    Notwithstanding the other provisions of this Section 9, the Purchasers’ sole and exclusive remedy with respect to a breach of Section 7(b) of this Agreement shall be default interest under the Notes.

Section 10.    Termination of Conditions and Obligations. The conditions precedent imposed by Section 8 or this Section 10 upon the transferability of the Shares shall cease and terminate as to any particular Shares when such Shares are sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

Section 11.    Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by each Purchaser, upon the reasonable request of each Purchaser, the Company will furnish to each Purchaser:

(a)    as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K and (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits);

(b)    all exhibits excluded by the parenthetical to subparagraph (a) of this Section 11 as filed with the SEC and all other information that is made available to shareholders; and

(c)    an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of each Purchaser, the President or the principal financial officer of the Company (or an appropriate designee thereof) will meet with each Purchaser or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Purchaser until and unless each Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

Section 12.    Legend; Restrictions on Transfer. The Notes and certificate or certificates for the Shares shall be subject to a legend or legends restricting transfer under the Securities Act and referring to restrictions on transfer herein, such legend to be substantially as follows:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, EXCEPT: (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO; OR (II) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

The Company and each Purchaser acknowledge and agree that each Purchaser may, as permitted by law, from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Notes or Shares and, if required under the terms of such arrangement, each Purchaser may, as permitted by law, transfer pledged or secured Notes or Shares to the pledgees or secured parties. So long as each Purchaser is not an affiliate of the Company, such a pledge or transfer would not be subject to approval or consent of the Company, provided that, upon the request of the Company, a legal opinion of legal counsel to the pledgee, secured party or pledgor shall be obtained. At each Purchaser’s expense, so long as the Notes or Shares are subject to the legend required by this Section 12, the Company will use its reasonable commercial efforts to execute and deliver such reasonable documentation as a pledgee or secured party of Notes may reasonably request in connection with a pledge or transfer of the Notes or Shares including such amendments or supplements to the Registration Statement and Prospectus as may be reasonably required. The foregoing does not affect each Purchaser’s obligations pursuant to Section 4.

The Purchaser expressly agrees that any sale by each Purchaser of Shares pursuant to the Registration Statement shall be sold in a manner described under the caption “Plan of Distribution” in such Registration Statement and each Purchaser will deliver a copy of the Prospectus contained in the Registration Statement to the purchaser or purchasers, directly or through each Purchaser's broker, in connection with such sale, in each case in compliance with the requirements of the Securities Act and Exchange Act applicable to such sale. The Purchaser further agrees that the Shares will only be sold while the Registration Statement is effective, unless another exemption from registration is available. The Purchaser acknowledges that the removal of the restrictive legends from the Notes as provided in this Section 12 is predicated upon the Company’s reliance on the Purchaser’s compliance with its covenants in this Section 12.

Section 13. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or electronic mail, or (B) if delivered from outside the United States, by International Federal Express (or other recognized international express courier) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express (or other recognized international express courier), two business days after so mailed, or (iv) if delivered by facsimile or electronic mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Big Dog Holdings, Inc.
121 Gray Avenue
Santa Barbara, CA 93101
Attention: Anthony J. Wall
Facsimile: (805) 963-8727 x1215
Email: TonyW@BigDogs.com

(b)	with a copy to:

Fulbright & Jaworski L.L.P.
555 South Flower Street
Forty-First Floor
Los Angeles, CA 90071
Attention: Victor Hsu
Facsimile: (213) 892-9494
Email: vhsu@fulbright.com

(c)	if to each Purchaser, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

Notwithstanding anything in this Agreement to the contrary, (a) the Company may deliver any documents, information or notices required to be delivered to an Purchaser under this Agreement by email, in any recognized electronic format, including Portable Document Format (PDF) or Microsoft Word document format, and (b) with respect to any documents, exhibits, filings, furnishings or other submissions (other than any Registration Statement, Prospectus, or Preliminary Prospectus pursuant to Section 7 of this Agreement) publicly available on the SEC’s EDGAR system (each, an “EDGAR Filing”), such EDGAR Filing shall be deemed furnished by the Company to such Purchaser, in each case as of the date first publicly available on the EDGAR system.

Section 14.    Changes. This Agreement may be modified, amended or waived only pursuant to a written instrument signed by the Company and (a) Purchasers holding a majority of the Notes issued and sold in the Offering, provided that such modification, amendment or waiver is made with respect to all Agreements and does not adversely affect each Purchaser without adversely affecting all Purchasers in a similar manner; or (b) each Purchaser.

Section 15.    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

Section 16.    Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 17.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

Section 18.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

Section 19.    Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties hereto and supersedes any prior understandings or agreements concerning the purchase and sale of the Notes and the resale registration of the Shares.

Section 20.    Rule 144. The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Purchaser holding Notes purchased hereunder, or Shares issued under any Notes, made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Purchaser may reasonably request, all to the extent required from time to time to enable such Purchaser to sell such Notes and Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Purchaser, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

Section 21.    Press Release; 8-K. On the Closing Date, the Company shall issue a press release disclosing information provided by the Company or any person acting on its behalf that the Company believes constitutes material and non-public information, if any. The Company shall, within two (2) business day of the Closing Date, file with the SEC a Form 8-K disclosing the material terms of the transactions contemplated hereby (including at least the number of Notes sold and proceeds therefrom). The Company shall not publicly disclose the name of each Purchaser or any beneficial owner of Notes held by each Purchaser, or include the name of each Purchaser or such beneficial owner in any filing with the SEC or any state and federal regulatory agency or the Nasdaq (other than the filing of the Agreements with the SEC pursuant to the Exchange Act), without the prior written consent of each Purchaser, except to the extent such disclosure is required by law, regulation or Nasdaq regulations.

Section 22.    No Third-Party Beneficiaries. Other than as set forth in Section 9, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 23.    Debt Obligation. So long as any portion of the Notes are outstanding, the Company shall cause its books and records to reflect the Notes as a debt of the Company in its unpaid principal amount, shall cause its financial statements to reflect the Note as a debt of the Company in such amount as shall be the greatest amount permitted in accordance with GAAP and as a valid debt obligation of the Company for money borrowed.

Section 24.    Costs and Expenses. The Company agrees to pay the reasonable fees and expenses of Goodwin | Procter LLP, counsel for Thomas Weisel Partners LLP, as Placement Agent, subject to the agreement between the Company and the Placement Agent.

Section 25.    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein or in any other document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute each Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that each Purchaser are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other related documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Agreement. The Company has elected to provide all Purchasers with the same terms and documents for the convenience of the Company and not because it was required or requested to do so by each Purchaser.

Section 26.	Dispute Resolution.

(a)    All disputes, claims, or controversies arising out of or relating to (i) this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, breach, termination, validity or performance hereof or the transactions contemplated hereby or (ii) each Purchaser’s loan to the Company, that are not resolved by mutual agreement shall be resolved by litigation, or if the Company and each Purchaser agree to resolve any particular dispute by arbitration, then such arbitration shall be conducted in accordance with the procedures set forth in Section 26(b) below.

(b)    In the event the parties hereto agree to resolve a particular dispute by arbitration, the following procedures will apply: Such dispute shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by J.A.M.S./Endispute, Inc. or its successor, then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by J.A.M.S./Endispute, Inc. or its successor. The arbitration shall take place in Los Angeles, California, in accordance with the J.A.M.S./Endispute, Inc. rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Rules of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 27.    ACKNOWLEDGEMENTS. THE PURCHASER HEREBY ACKNOWLEDGES RECEIPT OF A DRAFT OF THE COMPANY’S FORM 10-K ANTICIPATED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 2007. THE PURCHASER FURTHER ACKNOWLEDGES THAT WITH RESPECT TO NET SHARE SETTLEMENT, THE COMPANY IS NOT OBLIGATED TO TREAT ALL HOLDERS THE SAME OR ON A PRO RATA BASIS WITH RESPECT TO THE COMPANY’S UTILIZING NET SHARE SETTLEMENT. WITHOUT LIMITING THE FOREGOING, THE PURCHASER ACKNOWLEDGES THAT DIRECTORS, OFFICERS, CONSULTANTS OR EMPLOYEES OF THE COMPANY MAY, SUBJECT TO ANY APPLICABLE PRINCIPAL MARKET SHAREHOLDER APPROVAL RULES, BE AMONG HOLDERS SUBJECT TO THE COMPANY’S NET SHARE SETTLEMENT OPTION.

AGREED AND ACCEPTED:

BIG DOG HOLDINGS, INC.

By:	/s/ Anthony Wall

Print Name:	Anthony Wall

Title:	Executive Vice President